Exhibit 5.1

November 24, 2025

Marwynn Holdings, Inc.

12 Chrysler Unit C

Irvine, CA 92618

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We act as counsel to Marwynn Holdings, Inc., a Nevada corporation (the “Company”), in connection with the preparing and filing of a registration statement on Form S-1, as may be further amended or supplemented (the “Registration Statement”) and a related prospectus filed with the Registration Statement (the “Prospectus”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale by the selling stockholders (“Selling Stockholders”) of up to an aggregate of 15,532,083 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, to be sold by the Selling Stockholders in the manner as set forth in Registration Statement.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

We express no opinions other than as specifically set forth herein. We are opining solely on as to laws of the state of Nevada and we express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

ARIZONA ● CALIFORNIA ● COLORADO ● CONNECTICUT ● DELAWARE ● FLORIDA ● GEORGIA ● ILLINOIS ● INDIANA ● KANSAS ● KENTUCKY ● LOUISIANA MARYLAND ● MASSACHUSETTS ● MINNESOTA ● MISSISSIPPI ● MISSOURI ● NEVADA ● NEW JERSEY ● NEW MEXICO ● NEW YORK ● NORTH CAROLINA OHIO ● OREGON ● PENNSYLVANIA ● RHODE ISLAND ● TENNESSEE ● TEXAS ● UTAH ● VIRGINIA ● WASHINGTON ● WASHINGTON D.C. ● WEST VIRGINIA

November 24, 2025

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, validly issued and are fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that at or prior to the time of the delivery of any Shares: (i) the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the resale or issuance of such Shares; and (ii) the due execution, countersignature, authentication, issuance and delivery of relevant stock purchase agreement and, as applicable, other related documents, certificates, or agreements, and appropriate payment of the applicable consideration.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm therein under the caption “Legal Matters.” In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Lewis Brisbois Bisgaard & Smith LLP

LEWIS BRISBOIS BISGAARD & SMITH LLP

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com